Exhibit 99.1

NEWS RELEASE

NuVasive Announces Third Quarter 2021 Financial Results

-- Company updates full-year 2021 financial guidance --

-- Pulse platform launches and completes first commercial cases --

-- Cervical portfolio delivers double-digit, year-over-year growth in U.S. led by Simplify Cervical Disc --

SAN DIEGO – November 9, 2021 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced financial results for the quarter ended September 30, 2021.

Third Quarter 2021

•	Net sales decreased 8.3% to $270.8 million, on a reported and constant currency basis, compared to the prior year period;
•	GAAP operating margin of (2.4%); Non-GAAP operating margin of 11.2%; and
•	GAAP diluted loss per share of $0.42; Non-GAAP diluted earnings per share of $0.32.

“The third quarter presented unexpected challenges for elective surgical procedures due to the negative impact from the resurgence of COVID-19 and healthcare staffing shortages,” said J. Christopher Barry, chief executive officer of NuVasive. “Despite these external factors, our strategy remains unchanged. The Company is well-positioned with multiple vectors of growth to create increased value for our stakeholders in 2022 and beyond. With the recent Pulse commercial launch and continued adoption of our C360 portfolio—highlighted by the Simplify Cervical Disc—I am confident in our ability to further transform surgery, advance care, and change patient lives around the world.”

Third Quarter 2021 Results

NuVasive reported third quarter 2021 total net sales of $270.8 million, an 8.3% decrease on a reported and constant currency basis, compared to $295.3 million in the prior year period. Third quarter 2021 total net sales were driven by new product introductions in the spine portfolio and International performance. These third quarter results were negatively impacted by the COVID-19 global pandemic, healthcare staffing shortages, and NuVasive Specialized Orthopedics product availability.

For the third quarter of 2021, GAAP gross profit was $182.2 million and $197.0 million on a non-GAAP basis, compared to GAAP and non-GAAP gross profit of $210.6 million in the prior year period. GAAP gross margin was 67.3% and 72.7% on a non-GAAP basis, compared to GAAP and non-GAAP gross margin of 71.3% in the prior year period.

For the third quarter of 2021, GAAP net loss was $21.6 million or diluted loss per share of $0.42, compared to GAAP net income of $5.9 million or diluted earnings per share of $0.11 in the prior year period. Non-GAAP net income was $16.9 million or diluted earnings per share of $0.32, compared to non-GAAP net income of $28.3 million or diluted earnings per share of $0.55 in the prior year period.

Cash, cash equivalents, and investments were $234.6 million as of September 30, 2021.

A full reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this press release and in the Investor Relations section of the Company’s website.

Updated Financial Guidance

The Company lowered its full-year 2021 financial guidance based on year-to-date performance and as a result of the unanticipated variability in elective surgical volumes due to the impact of COVID-19 and healthcare staffing shortages:

2021 financial guidance range*
	Current guidance	Prior guidance
Net sales	$1.132 billion−$1.142 billion	$1.190 billion−$1.210 billion
Non-GAAP operating margin	12.5%−12.9%	14.4%−14.9%
Non-GAAP diluted EPS	$1.73−$1.83	$2.25−$2.35
*Prior guidance reflects the range provided July 28, 2021. Current guidance reflects the range provided November 9, 2021.

Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

Share Repurchase Program Extension and Increase

The NuVasive Board of Directors has approved a one-year extension of the Company’s previously announced share repurchase program and increased the share repurchase authorization. As a result, the Company is now authorized to repurchase up to $100.0 million dollars of its common stock through December 31, 2022. Under this program, the Company may repurchase stock from time to time, in amounts, at prices, and at such times the Company deems appropriate, subject to market conditions, legal requirements, and other considerations.

Conference Call and Webcast

The Company will hold a conference call today, November 9, 2021, at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the third quarter of 2021. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call and supplemental financial information of the Company’s third quarter financial results will be available on the Investor Relations page of the Company's website at www.nuvasive.com.

After the live event, the webcast will remain available on NuVasive's website for future reference. In addition, an audio replay of the call will be available until November 16, 2021. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13722935.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, with a mission to transform surgery, advance care, and change lives. The Company's less-invasive, procedurally integrated surgical solutions are designed to deliver reproducible and clinically proven outcomes. The Company's comprehensive procedural portfolio includes surgical access instruments, spinal implants, fixation systems, biologics, software for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative neuromonitoring technology and service offerings. With more than $1 billion in net sales, NuVasive has approximately 2,700 employees and operates in more than 50 countries serving surgeons, hospitals, and patients. For more information, please visit www.nuvasive.com.

Reconciliation of GAAP to Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring charges, non-cash purchase accounting adjustments, inventory charges associated with product withdrawals, certain foreign currency impacts and related items in connection with acquisitions, investments and divestitures, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, gains and losses from changes in fair value of derivatives, non-cash interest expense (excluding debt issuance cost) and other significant one-time items. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, purchased in-process research and development, one-time restructuring charges, non-cash purchase accounting adjustments, inventory charges associated with product withdrawals, certain foreign currency impacts and related items in connection with acquisitions, investments and divestitures, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses on strategic investments, gains and losses from changes in fair value of derivatives and other significant one-time items.

Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company's current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below in the financial tables accompanying this press release are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results from the third quarter 2021, as well as projections for 2021 financial guidance and expectations regarding longer-term financial performance. The Company’s results for the third quarter 2021 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company's projections for 2021 financial guidance and expectations regarding longer-term financial performance represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, the impact of the COVID-19 pandemic on the Company's business and financial results; the Company’s ability to maintain operations to support its customers and patients in the near-term and to capitalize on future growth opportunities; risks associated with acceptance of the Company's surgical products and procedures by spine surgeons and hospitals, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products, the Company's ability to adequately manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2021	2020	2021	2020
Net sales:
Products	$247,061	$267,571	$759,275	$685,922
Services	23,775	27,711	77,638	72,853
Total net sales	270,836	295,282	836,913	758,775
Cost of sales (excluding below amortization of intangible assets):
Products	69,609	66,049	181,495	182,067
Services	19,043	18,584	57,248	54,936
Total cost of sales	88,652	84,633	238,743	237,003
Gross profit	182,184	210,649	598,170	521,772
Operating expenses:
Selling, general and administrative	146,056	146,260	449,407	402,935
Research and development	23,405	20,404	67,393	58,067
Amortization of intangible assets	14,805	13,826	43,230	39,150
Purchase of in-process research and development	—	—	—	1,011
Business transition costs	4,551	3,107	21,688	2,541
Total operating expenses	188,817	183,597	581,718	503,704
Interest and other expense, net:
Interest income	23	271	119	1,306
Interest expense	(4,320)	(21,123)	(16,738)	(49,164)
Other (expense) income, net	(13,082)	251	(24,339)	(18,819)
Total interest and other expense, net	(17,379)	(20,601)	(40,958)	(66,677)
(Loss) income before income taxes	(24,012)	6,451	(24,506)	(48,609)
Income tax benefit (expense)	2,373	(579)	(2,844)	9,764
Consolidated net (loss) income	$(21,639)	$5,872	$(27,350)	$(38,845)

Net (loss) income per share:
Basic	$(0.42)	$0.11	$(0.53)	$(0.76)
Diluted	$(0.42)	$0.11	$(0.53)	$(0.76)
Weighted average shares outstanding:
Basic	51,669	51,261	51,539	51,440
Diluted	51,669	51,805	51,539	51,440

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par value data)

	September 30, 2021	December 31, 2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$234,578	$856,869
Short-term marketable securities	—	173,145
Accounts receivable, net of allowances of $21,756 and $20,631, respectively	199,366	207,071
Inventory, net	311,414	300,623
Prepaid income taxes	5,623	4,727
Prepaid expenses and other current assets	19,380	19,749
Total current assets	770,361	1,562,184
Property and equipment, net	302,195	286,369
Intangible assets, net	256,416	152,264
Goodwill	633,121	559,553
Operating lease right-of-use assets	104,590	102,270
Deferred tax assets	48,851	15,755
Restricted cash and investments	1,494	1,494
Other assets	17,005	13,193
Total assets	$2,134,033	$2,693,082
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$110,796	$110,401
Contingent consideration liabilities	7,468	7,289
Accrued payroll and related expenses	65,741	63,421
Operating lease liabilities	9,627	7,875
Income tax liabilities	1,730	2,073
Senior convertible notes	—	645,303
Total current liabilities	195,362	836,362
Long-term senior convertible notes	883,180	766,226
Deferred tax liabilities	2,683	2,807
Operating lease liabilities	113,128	111,634
Contingent consideration liabilities	93,584	29,752
Other long-term liabilities	21,900	22,686
Commitments and contingencies
Redeemable equity component of senior convertible notes	—	4,697
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized at September 30, 2021 and December 31, 2020; 58,349 shares issued and 51,677 outstanding at September 30, 2021; 57,945 shares issued and 51,376 outstanding at December 31, 2020	63	62
Additional paid-in capital	1,425,242	1,550,001
Accumulated other comprehensive loss	(7,309)	(7,585)
Retained earnings	82,444	45,322
Treasury stock at cost; 6,672 shares and 6,569 shares at September 30, 2021 and December 31, 2020, respectively	(676,244)	(668,882)
Total equity	824,196	918,918
Total liabilities and equity	$2,134,033	$2,693,082

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
(unaudited)	2021	2020
Operating activities:
Consolidated net loss	$(27,350)	$(38,845)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	111,818	106,097
Amortization of non-cash interest	6,672	33,714
Stock-based compensation	17,972	9,806
Reserves on current assets	25,418	44,927
Purchase of in-process research and development	—	1,011
Net (gain) loss on strategic investments	(2,101)	278
Net loss on change in fair value of derivatives	—	12,301
Net loss from foreign currency adjustments	26,572	6,207
Other non-cash adjustments	15,396	7,692
Deferred income taxes	(5,211)	(6,257)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	4,142	2,388
Inventory	(29,266)	(37,523)
Prepaid expenses and other current assets	(367)	(1,620)
Accounts payable and accrued liabilities	(779)	10,176
Accrued payroll and related expenses	3,021	(33,529)
Income taxes	(1,167)	(3,625)
Net cash provided by operating activities	144,770	113,198
Investing activities:
Acquisition of Simplify Medical, net of cash acquired	(149,463)	—
Payment of contingent consideration for Simplify Medical	(45,850)	—
Acquisitions and investments	(500)	1,132
Purchases of intangible assets	(1,200)	(3,810)
Purchases of property and equipment	(85,630)	(77,857)
Purchases of marketable securities	—	(207,695)
Proceeds from sales of marketable securities	127,023	—
Proceeds from maturities of marketable securities	46,000	—
Other investing activities	(819)	—
Net cash used in investing activities	(110,439)	(288,230)
Financing activities:
Proceeds from the issuance of common stock	3,803	3,871
Purchases of treasury stock	(7,309)	(79,680)
Payment of contingent consideration	(3)	(7,053)
Proceeds from issuance of convertible debt, net of issuance costs	—	873,890
Proceeds from sale of warrants	—	93,915
Purchases of convertible note hedges	—	(147,825)
Payments upon settlement of senior convertible notes	(649,426)	—
Other financing activities	(1,038)	(1,405)
Net cash (used in) provided by financing activities	(653,973)	735,713
Effect of exchange rate changes on cash	(2,649)	829
(Decrease) increase in cash, cash equivalents and restricted cash	(622,291)	561,510
Cash, cash equivalents and restricted cash at beginning of period	858,363	214,528
Cash, cash equivalents and restricted cash at end of period	$236,072	$776,038

	For the Three Months Ended September 30, 2021
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating (Loss) Profit	Net (Loss) Income	Diluted EPS	Diluted WASO[8]	Net (Loss) to Adjusted EBITDA
	Reported GAAP	$182,184	$(6,633)	$(21,639)	$(0.42)	51,669	$(21,639)
	% of net sales	67.3%	(2.4%)
	Non-cash purchase accounting adjustments on acquisitions[1]	557	557	557			557
	Inventory charges associated with product withdrawals[2]	14,215	14,215	14,215			14,215
	Amortization of intangible assets		14,805	14,805
	Litigation related expenses and settlements[3]		762	762			762
	Business transition costs[4]		4,551	4,551			4,551
	European medical device regulation[5]		2,132	2,132			2,132
	Non-cash acquisition-related foreign currency impacts[6]			10,280			10,280
	Tax effect of adjustments[7]			(8,775)
	Interest expense/(income), net						4,297
	Income tax benefit						(2,373)
	Depreciation and amortization						37,864
	Non-cash stock-based compensation						4,965
	Adjusted Non-GAAP	$196,956	$30,389	$16,888	$0.32	52,268	$55,611
	% of net sales	72.7%	11.2%				20.5%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]

Represents charges for inventory write-offs associated with the Company’s product withdrawals. During the three months ended September 30, 2021, the Company made a determination to withdraw certain products marketed and sold by its wholly-owned subsidiary, NuVasive Specialized Orthopedics.

[3]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[6]	Represents non-cash adjustments to acquisition-related intercompany balances and contingent consideration liabilities held in a foreign currency.
[7]	Represents the impact from tax affecting the adjustments above at their statutory tax rate.
[8]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Nine Months Ended September 30, 2021
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net (Loss) Income	Diluted EPS	Diluted WASO[8]	Net (Loss) to Adjusted EBITDA
	Reported GAAP	$598,170	$16,452	$(27,350)	$(0.53)	51,539	$(27,350)
	% of net sales	71.5%	2.0%
	Non-cash purchase accounting adjustments on acquisitions[1]	1,299	1,299	1,299			1,299
	Inventory charges associated with product withdrawals[2]	14,215	14,215	14,215			14,215
	Amortization of intangible assets		43,230	43,230
	Litigation related expenses and settlements[3]		4,010	4,010			4,010
	Business transition costs[4]		21,688	21,688			21,688
	European medical device regulation[5]		5,696	5,696			5,696
	Net gain on strategic investments			(2,101)			(2,101)
	Non-cash acquisition-related foreign currency impacts[6]			23,673			23,673
	Tax effect of adjustments[7]			(17,269)
	Interest expense/(income), net						16,619
	Income tax expense						2,844
	Depreciation and amortization						111,818
	Non-cash stock-based compensation						17,972
	Adjusted Non-GAAP	$613,684	$106,590	$67,091	$1.29	52,184	$190,383
	% of net sales	73.3%	12.7%				22.7%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]

Represents charges for inventory write-offs associated with the Company’s product withdrawals. During the three months ended September 30, 2021, the Company made a determination to withdraw certain products marketed and sold by its wholly-owned subsidiary, NuVasive Specialized Orthopedics.

[3]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[6]	Represents non-cash adjustments to acquisition-related intercompany balances and contingent consideration liabilities held in a foreign currency.
[7]	Represents the impact from tax affecting the adjustments above at their statutory tax rate.
[8]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Three Months Ended September 30, 2020
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO[5]	Net Income to Adjusted EBITDA
	Reported GAAP	$210,649	$27,052	$5,872	$0.11	51,805	$5,872
	% of net sales	71.3%	9.2%
	Amortization of intangible assets		13,826	13,826
	Litigation related expenses and settlements [1]		1,396	1,396			1,396
	Business transition costs [2]		3,107	3,107			3,107
	European medical device regulation [3]		1,149	1,149			1,149
	Non-cash interest expense on convertible notes			12,683
	Net gain on strategic investments			(1,132)			(1,132)
	Tax effect of adjustments [4]			(8,575)
	Interest expense/(income), net						20,852
	Income tax expense						579
	Depreciation and amortization						35,959
	Non-cash stock-based compensation						7,572
	Adjusted Non-GAAP	$210,649	$46,530	$28,326	$0.55	51,805	$75,354
	% of net sales	71.3%	15.8%				25.5%

[1]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]	Represents the impact from tax affecting the adjustments above at their statutory tax rate.
[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Nine Months Ended September 30, 2020
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net (Loss) Income	Diluted EPS	Diluted WASO[7]	Net (Loss) to Adjusted EBITDA
	Reported GAAP	$521,772	$18,068	$(38,845)	$(0.76)	51,440	$(38,845)
	% of net sales	68.8%	2.4%
	Amortization of intangible assets		39,150	39,150
	Litigation related expenses and settlements [1]		5,686	5,686			5,686
	Business transition costs [2]		2,541	2,541			2,541
	Purchase of in-process research and development [3]		1,011	1,011			1,011
	European medical device regulation [4]		4,079	4,079			4,079
	Non-cash interest expense on convertible notes			28,022
	Net loss on strategic investments			278			278
	Net loss recognized on change in fair value of derivatives [5]			12,301			12,301
	Tax effect of adjustments [6]			(20,834)
	Interest expense/(income), net						47,858
	Income tax benefit						(9,764)
	Depreciation and amortization						106,097
	Non-cash stock-based compensation						9,751
	Adjusted Non-GAAP	$521,772	$70,535	$33,389	$0.64	52,033	$140,993
	% of net sales	68.8%	9.3%				18.6%

[1]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Purchase of an in-process research and development asset which had no future alternative use.
[4]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[5]	Represents the net change in fair value of the Company’s derivative asset and liability associated with the 2023 Notes.
[6]	Represents the impact from tax affecting the adjustments above at their statutory tax rate.
[7]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Full-Year 2021 Financial Guidance
Reconciliation of GAAP to Non-GAAP EPS

			2021 Guidance Range [1,2]
		2020 Actuals [1]	Prior	Current
	GAAP diluted earnings (loss) per share	$(0.72)	$0.54 - 0.64	$(0.40) - (0.30)
	Impact of change to diluted share count [3]	0.01	0.00 - 0.05	0.00 - 0.05
	Amortization of intangible assets	0.99	1.09 - 1.14	1.09 - 1.14
	Non-cash interest expense on convertible notes [4]	0.79	—	—
	European medical device regulation [5]	0.15	0.17 - 0.22	0.17 - 0.22
	Inventory charges associated with product withdrawals [6]	—	—	0.27
	Other [7]	0.60	0.72 - 0.77	0.95 - 1.00
	Tax effect of adjustments [8]	(0.59)	(0.38) - (0.33)	(0.47) - (0.42)
	Non-GAAP diluted earnings per share	$1.23	$2.25- 2.35	$1.73 - 1.83

[1]	Data has been intentionally rounded and may not sum.
[2]	Prior guidance reflects the range provided July 28, 2021. Current guidance reflects the range provided November 9, 2021.
[3]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.
[4]	Discontinuation of debt discount accretion for our Senior Convertible Notes resulting from adopting ASU 2020-06 on January 1, 2021.
[5]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[6]

Represents charges for inventory write-offs associated with the Company’s product withdrawals. During the three months ended September 30, 2021, the Company made a determination to withdraw certain products marketed and sold by its wholly-owned subsidiary, NuVasive Specialized Orthopedics.

[7]

Include costs primarily associated with litigation related expenses and settlements, non-cash acquisition-related foreign currency impacts, net loss recognized on change in fair value of derivatives and business transition costs. See Reconciliation of GAAP to Non-GAAP Financial Measures tables within respective earnings releases for further detail.

[8]	Represents the impact from tax affecting the adjustments above at their statutory tax rate.

Full-Year 2021 Financial Guidance
Reconciliation of GAAP to non-GAAP Operating Margin %

			2021 Guidance Range [1,2]
		2020 Actuals [1]	Prior	Current
	GAAP Operating Margin %	3.7%	6.5% - 7.0%	2.8% - 3.2%
	Amortization of intangible assets	4.9%	4.7% - 4.9%	5.0% - 5.2%
	European medical device regulation [3]	0.7%	0.7% - 0.9%	0.7% - 0.9%
	Inventory charges associated with product withdrawals [4]	—	—	1.2%
	Other [5]	1.8%	2.2% - 2.4%	2.5% - 2.7%
	Non-GAAP Operating Margin %	11.1%	14.4% - 14.9%	12.5% - 12.9%

[1]	Data has been intentionally rounded and may not sum.
[2]	Prior guidance reflects the range provided July 28, 2021. Current guidance reflects the range provided November 9, 2021.
[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Represents charges for inventory write-offs associated with the Company’s product withdrawals. During the three months ended September 30, 2021, the Company made a determination to withdraw certain products marketed and sold by its wholly-owned subsidiary, NuVasive Specialized Orthopedics.

[5]

Include costs primarily associated with litigation related expenses and settlements, purchase of in-process research and development, and business transition costs. See Reconciliation of GAAP to Non-GAAP Financial Measures tables within respective earnings releases for further detail.

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  Investor contact:

Juliet C. Cunningham

NuVasive, Inc.

858-210-2129

investorrelations@nuvasive.com

Media contact:

Amanda Rocha

NuVasive, Inc.

858-882-5062

media@nuvasive.com